EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of August 20, 2019, among Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and John J. Phillips Investment Irrevocable Trust, dated July 31, 2019 (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Company” has the meaning set forth in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investment Amount” means, $1,000,000.00 USD.

“Investor” has the meaning set forth in the Preamble.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Outside Date” means September 6, 2019.

“Per Share Purchase Price” equals $17.99, which is the “market value” of the Common Stock in accordance with Nasdaq rules and equal to the consolidated closing bid price of the Common Stock reported on The Nasdaq Capital Market immediately preceding the time this Agreement is entered into.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.2(e).

“Securities” means the shares of Common Stock issued or issuable to the Investor pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

ARTICLE 2.
PURCHASE AND SALE

2.1.          Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Securities representing Investor’s Investment Amount. The Closing shall take place remotely via the electronic exchange of documents and signatures on the Closing Date, or in such other manner as the parties agree in writing. For accounting and computational purposes, the Closing will be deemed to have occurred at 12:01 a.m. (New York time) on the Closing Date.

2.2.          Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to Investor the following (the “Company Deliverables”):

(i)                 a certificate evidencing the number of Securities equal to Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of Investor; and

(ii)              duly executed signature pages of this Agreement.

(b)           At the Closing, Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)                 the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)              duly executed signature pages of this Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor:

(a)               Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)               Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement.

(c)               Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by Investor which fees or commissions shall be the sole responsibility of Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(d)               No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(e)               No Conflicts. The execution, delivery and performance of this Agreement by the Company and the issuance, sale and delivery of the Securities will not: (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries; (ii) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2.            Representations and Warranties of the Investor. Investor hereby represents and warrants to the Company as follows:

(a)               Authority. Investor is an irrevocable trust validly existing under the laws of the State of Indiana, and has the trust power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out Investor’s obligations thereunder. This Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)               Investment Intent. Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Investor’s right at all times to sell or otherwise dispose of all or any part of Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Investor to hold the Securities for any period of time. Investor is acquiring the Securities hereunder in the ordinary course of its business. Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)               Investor Status. At the time Investor was offered the Securities, it was, and at the date hereof it is, (i) knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing and investment decision similar to that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and (ii) an “accredited investor” as defined in Rule 501(a) under the Securities Act. Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)               General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)               Access to Information. Investor acknowledges that it has had the opportunity to review this Agreement and the Company’s reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”), and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Investor or its representatives or counsel shall modify, amend or affect Investor’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in this Agreement, subject to the exceptions thereto and as set forth therein, as the case may be.

(f)                Certain Trading Activities. Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the 30th day prior to the date of this Agreement. Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)               Reliance on Investor Representations. Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities. Under such laws and rules and regulations the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

(h)               Risks of Investment. Investor understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of Investor’s investment, and Investor has full cognizance of and understands all of the risk factors related to Investor’s purchase of the Securities, including, but not limited to, those set forth under the caption “Risk Factors” in the SEC Reports. Investor understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

(i)                 No Approvals. Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(j)                 Independent Investment Decision. Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and Investor confirms that it has not relied on the advice of any Investor’s business and/or legal counsel in making such decision. Investor has not relied on the business or legal advice of Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to Investor in connection with the transactions contemplated by this Agreement.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.          Certification.

(a)               Securities may only be transferred, sold, assigned, pledged, or otherwise disposed of in compliance with state and federal securities laws. In connection with any such transaction involving the Securities other than pursuant to an effective registration statement, the Company may require the holder thereof to provide to the Company an opinion of counsel of recognized standing, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transaction does not require registration under the Securities Act.

(b)               Certificates evidencing the Securities will contain the legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, OR OTHERWISE DISPOSED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.2.          Indemnification.

(a)               The Company will indemnify and hold Investor harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that Investor may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(b)               Investor will indemnify and hold the Company and its directors, officers, employees, agents and Affiliates (each, a “Company Party”) harmless from any and all Losses that any such Company Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by Investor in this Agreement. In addition to the indemnity contained herein, Investor will reimburse each Company Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.            Conditions Precedent to the Obligations of Investor to Purchase Securities. The obligation of Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by Investor, at or before the Closing, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)               Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)               Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2.            Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)               Performance. Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing;

(c)               No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)               Investor Deliverables. Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b).

ARTICLE 6.
MISCELLANEOUS

6.1.            Fees and Expenses. Each of the Company and Investor has relied on the advice of its own respective counsel. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.2.            Entire Agreement. This Agreement and the offer letter, dated August 6, 2019, between the Company and John J. Phillips (solely with respect to the section entitled “Non-Compensatory Investment in Company”), contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6.3.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:             Accelerate Diagnostics, Inc.

3950 S. Country Club Rd. #470

Tucson, AZ 85714
Fax: (520) 269-6580
E-mail: sreichling@axdx.com

Attn: Steve Reichling

with a copy to:                   Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, AZ 85004-2202
Fax: (602) 382-6070
Attn: Dan Mahoney and Joshua Schneiderman

If to the Investor:                To the address set forth under Investor’s name on the signature page hereof.

6.4.            Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.            Termination. This Agreement may be terminated prior to Closing:

(a)               by written agreement of Investor and the Company; and

(b)               by the Company or Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and the Investor shall not have any further obligation or liability (including as arising from such termination) to the other.

6.6.            Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties and their counsel to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

6.8.            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.        Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year thereafter, after which time they shall expire and be of no further force or effect.

6.11.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14.        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

“COMPANY”:

ACCELERATE DIAGNOSTICS, INC.,
a Delaware corporation

/s/ Steve Reichling
Name: Steve Reichling
Title: Chief Financial Officer

“INVESTOR”:

John J. Phillips Investment Irrevocable Trust, dated July 31, 2019

/s/ John Stephens
John Stephens, Trustee

Address:	15390 Whistling Ln
Carmel, IN 46033
Fax:

Signature Page to Securities Purchase Agreement